Exhibit 32(b)
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Brinker International, Inc. (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 26, 2021	By:	/S/ JOSEPH G. TAYLOR
Joseph G. Taylor,
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)